Exhibit 99.1

India Globalization Capital Announces the Extension of Warrants’ Expiry Date
and Inducement Grant to its CFO

BETHESDA, MD--(GlobeNewsWire – February 17, 2017) – India Globalization Capital Inc. (NYSE MKT: IGC) announces the extension of the expiration date for 11,656,668 outstanding warrants trading on the OTC Markets with ticker symbol IGC.IW and CUSIP number (45408X118).

The warrants have an exercise price of $5.00 for 1/10 of a share and were scheduled to expire on March 6, 2017. The expiration date of the warrants has been extended from 5:00 p.m. New York time on March 6, 2017 to 5:00 p.m. New York time on Wednesday, March 6, 2019.  As was the case prior to the extension, the warrants are subject to earlier expiration if the Company exercises its right to call the warrants for redemption. All other terms remain the same.

The Company filed a registration statement with the Securities and Exchange Commission to register the shares underlining the warrants to permit the exercise of the warrants.  Currently, the Company has such a registration statement effective.  Holders of the warrants will be able to exercise the warrants for cash since such a registration statement is effective. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the shares underlying the warrants in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  Currently IGC has its Common Stock (IGC) listed with the NYSE MKT and its Warrants (IGC.IW) trade on the OTC Markets.

As previously disclosed, on November 15, 2016, IGC appointed Mr. John Cherin to the position of CFO, Treasurer, and Principal Accounting Officer (PAO). As an incentive to join the Company, on November 14, 2016, IGC’s Board approved an inducement grant to Mr. Cherin of 150,000 restricted shares of IGC’s common stock valued at approximately $51,000, subject to vesting and approval by the NYSE MKT.

The grant was made as an inducement that was a material component of the new CFO's compensation and subsequent acceptance of employment with the Company and was granted as an employment inducement award pursuant to exemption (a) under Section 711 of the NYSE Company Guide and approved by the Company's Compensation Committee.

About IGC
In the United States, we develop phytocannabinoid-based therapies. IGC has assembled a portfolio of patent filings that encompasses the indications of Pain, Medical Refractory Epilepsy and Cachexia using cannabinoids. We are based in Bethesda, Maryland. Our website: www.igcinc.us. Twitter @IGCIR Facebook.com/IGCIR/

Forward-looking Statements
Some of the statements contained in this press release that are not historical facts constitute forward-looking statements under the federal securities laws. Forward-looking statements can be identified by the use of the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential," "proposed" or the negative of those terms. These statements are not a guarantee of future developments and are subject to risks, uncertainties, and other factors, some of which are beyond IGC's control and are difficult to predict. Consequently, actual results may differ materially from information contained in the forward-looking statements as a result of future changes or developments in IGC's business and acquisition and diversification strategy, competitive environment, infrastructure demands, and governmental, regulatory, political, economic, legal and social conditions in, among other places, China and India. Except as required by federal securities laws, IGC undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events, or otherwise. Other factors and risks that could cause or contribute to actual results differing materially from such forward-looking statements have been discussed in greater detail in IGC's Form 10-K for fiscal year ended March 31, 2016, and in subsequent reports filed with the U.S. Securities and Exchange Commission.

Contact Info:
Claudia Grimaldi
301-983-0998